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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-129751, 333-129757, 333-129758) of IHS Inc. of our report dated January 17, 2006, with respect to the consolidated financial statements of IHS Inc. included in the Annual Report (Form 10-K) for the year ended November 30, 2005 filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Denver, Colorado
January 20, 2006

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Consent of Independent Registered Public Accounting Firm